For release:  6 a.m. Mountain Time on Tuesday, April 1, 1997


                      QUIZNO'S POSTS 1996 LOSS;
                 OPERATING PROFIT IN CORE BUSINESSES


DENVER, Colo.-The QUIZNO's Corporation (Nasdaq: QUIZ) reported a loss of $1,018,968, or ($.38) per share for the fiscal year ended December 31, 1996. The loss was due to non-cash expenses and other charges including new program development costs, co-op advertising contributions, reserves and losses associated with stores held for resale.

"Our core businesses, both franchise operations and company store operations, posted profits before depreciation and interest for 1996", said Richard E. Schaden, president and CEO. "With our continued double digit growth in restaurants open, corporate revenue, system wide sales and record number of franchises sold, we remain on track with our national expansion of the chain.

"In 1996, we invested in programs such as QUIZNO's Express concept to go into non-traditional venues and the design of an updated, lower cost prototype store design-both of which we believe will pay off in accelerated growth of the chain and improved restaurant unit performance in 1997 and beyond," Schaden added.

QUIZNO's franchises and operates Italian-style quick service deli restaurants called QUIZNO's Classic Subs. Currently there are 171 restaurants open in 27 states and Vancouver, British Columbia, and 65 Area Directors are developing QUIZNO's markets across the country.

Corporate revenue grew 15% for the 12 months ended December 31, 1996, to $7.5 million from $6.5 million for the same period in 1995. Royalties from franchised operations grew 52% from $1.04 million in 1995 to $1.59 million in 1996.

System wide sales grew 38% from $26 million in 1995 to $36 million in 1996. A record 172 franchises were sold in 1996, compared to 50 sold in 1995.

Profits were posted both in franchise operations against general and administrative sales and royalty, and advertising and promotion expenses and for the operation of company-owned stores.

"At this point, we have a relatively strong balance sheet and good cash position to build growth for the chain in 1997," said Schaden.

In December 1996, the Company received $2 million in financing from Dallas-based Retail & Restaurant Growth, L.P. to use for its national expansion, primarily to develop turnkey units to sell to franchisees and to acquire existing restaurants to convert into QUIZNO's Classic Subs.

For the first time since going public in early 1994, QUIZNO's management plans to outline its expectations for 1997 through a special Investor Update which will be released to brokers later today.

This release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties include the effects of national and regional economic and market conditions, the eating habits of the American public, cost of labor and employee benefits, costs of marketing, intensity of competition for locations as well as customers, perception of food safety, legal claims and the availability of financing for the Company and its franchisees. Such risks are detailed from time to time in the Company's reports filed with the SEC, including the report on Form 10-KSB for the year ended December 31, 1996.

For more information contact:
Sue Hoover or Deb Leider, Corporate Communications, (303) 706-9338 or John Gallivan, CFO, (303) 291-0999




      QUIZNO'S ANTICIPATES BEING NUMBER THREE SUB CHAIN IN 1997

For release at 6:30 a.m. Mountain Time on Tuesday, April 1, 1997.

DENVER_The QUIZNO's Corporation (Nasdaq:QUIZ), which franchises and operates QUIZNO's Classic Subs restaurants, issued a special Investor Update available to brokers and shareholders today that outlines the Company's 1997 plans and anticipated growth mile markers.

"We are at a point in our national expansion where we can share some of our growth activities," said Richard E. Schaden, president and CEO.

The Investor Update reports that by the end of 1997, the QUIZNO's chain is expected to have grown to a solid number three in the sub sandwich restaurant segment in terms of the number of units open.

The Investor Update also reports that the Company believes it is on track to reach a level of franchised units open in 1997 where royalties will begin to equal and then exceed its basis General and Administrative expenses.

Among  other  issues  addressed  in  the  Investor  Update  are   the
following:

QUIZNO's Express Classic Subs units, introduced in 1996, are expected to account for a quarter to a third of the chain's unit growth in 1997. Currently, 19 QUIZNO's Express units are operating across the country in the non-traditional marketplace of travel plazas, convenience and gas stores, airports, hospitals and universities.

In the last 20 days, QUIZNO's has executed multi-unit contracts to open in truck stops, interestate service plazas and convenience and gas stores co-branded with Conoco, Shell, Chevron, Amoco, Total and Texaco. A majority of these units are expected to open in 1997.

QUIZNO's is seeing strong sales from its regional mall food court sites and anticipates developing more of these sites in 1997. The Company currently has 15 mall food courts open and expects to have a total of more than 30 mall sites open or under development by the end of 1997.

The special QUIZNO's Investor Update also outlines plans to roll out a new unit design in 1997 which was developed to continue to lower restaurant opening costs, to shorten construction time and to update the original Italian design theme.

A prototype of this new design opened last week in downtown Denver, and QUIZNO's expects to be building franchised units using the new design by summer.

QUIZNO's is a quick service Italian deli-style concept which currently serves signature oven-baked Classic Subs, soups, salads and desserts and drinks. The Denver-based chain, founded in 1981 has grown from 18 units in 1991 when Rick Schaden and has father purchased the Company to 171 open in 27 states and Canada today. QUIZNO's launched its national expansion after going public in early 1994.
This release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties include the effects of national and regional economic and market conditions, the eating habits of the American public, cost of labor and employee benefits, costs of marketing, intensity of competition for locations as well as customers, perception of food safety, legal claims and the availability of financing for the Company and its franchisees. Such risks are detailed from time to time in the Company's reports filed with the SEC, including the report on Form 10-KSB for the year ended December 31, 1996.

For more information contact:
Sue Hoover or Deb Leider, Corporate Communications, (303) 706-9338 or John Gallivan, CFO, (303) 291-0999




April 1, 1997                                           Nasdaq: QUIZ
                          Special Investor
               THE QUIZNO'S COPRORATION PREVIEWS 1997


Corporate Overview

The QUIZNO's Corporation franchises and operates QUIZNO's Classic Subs, an Italian-style deli quick service restaurant concept which serves signature oven baked Classic Subs. The Company was founded in Denver in 1981. In 1991, Rick Schaden and his father who were franchisees at the time, bought the franchisor of the 18-unit chain with a vision to take the concept national. In 1994, the Company went public. Today there are 171 QUIZNO's Classic Subs restaurants open in 27 states and Vancouver, British Columbia, and 65 Area Directors are developing QUIZNO's markets in territories across the country.

QUIZNO's management has issued this Investor Update to share a number of mile markers in its national growth plan which it believes will be reached in 1997.

Royalty Stream Expected to Support Overhead

QUIZNO's believes it is on track to reach a level of franchised units open in 1997 where royalties will begin to equal and then exceed its basis general and administrative expenses.

As a franchisor, QUIZNO's has three main sources of revenue: ongoing royalties from its franchised restaurants, initial franchise fees and area director marketing fees. In the early growth, stages, a national chain typically needs revenue from area director marketing fees and initial franchise fees to cover overhead expense required to support its franchise community. As more units open, the royalty fees meet and exceed those costs. The following shows QUIZNO's increase in revenue from royalties since 1993:

Year                           Revenue from Royalties           % Increase

1993                                $  525,201
1994                                $  779,249                       48%
1995                                $1,046,329                       37%
1996                                $1,590,673                       52%

Quizno's Expected to Grow to No. 3 Sub Chain

The Company believes it will be established in a solid third place among all sub sandwich chains in terms of number of units open by the end of 1997. The sub sandwich segment currently is one of the fastest growing and most watched in the restaurant industry.

This forecast is based not only on the current number of units open by leading chains, but on the amount of pre-opening activity_franchises sold and Area Directors in place_that QUIZNO's has compared to other chains. Today, QUIZNO's has Area Directors developing restaurants in territories representing 54 percent of the U.S. In 1996, QUIZNO's sold 172 new franchises, compared to 50 in 1995. That number is expected to continue to grow rapidly as Area Directors are added and their development contracts escalate.

QUIZNO's  Express Units Expected to Represent 1/4 to 1/3  Chain's  1997
Growth

In 1996, the Company developed QUIZNO's Express and made a strategic decision to pursue growth simultaneously in non-traditionaly venues with its aggressive expansion into traditional sites across the country. That commitment has resulted in 19 QUIZNO's Express units open today in the non-traditional marketplace of travel plazas, convenience and gas stores, airports, hospitals and universities. The Company believes between a quarter and a third of the chain's growth in 1997 will come from non-traditional units. At present, 22 additional QUIZNO's Express units are sold and under development.

QUIZNO's Express units currently are open at Denver International Airport and Albuquerque International Sunport, as well as Denver's Coors Baseball Park. In the past 120 days, QUIZNO's ha signed multi-unit contracts to open in truck stops, interstate service plazas, and convenience and gas stores co-branded with Conoco, Shell, Chevron, Amoco, Total and Texaco. The majority of these are expected to open in 1997. In addition, five QUIZNO's Express units are already open in the Washington-based Maid O' Clover convenience shore chain and another six are scheduled to open in 1997.

QUIZNO's Targets Regional Mall Food Court Development in 1997

QUIZNO's is seeing strong sales from its existing regional mall food court units and anticipates developing more of these sites in 1997. Currently, the Company has 15 mall sites operating and expects to have more than 30 open or under development by the end of 1997.

QUIZNO's Plans to Roll Out New Unit Design

In late March, QUIZNO's opened a prototype of a new unit design in downtown Denver which was developed to continue to lower opening costs and to shorten opening time by utilizing modular construction. The new QUIZNO's design also updates the original Italian theme, giving the restaurant a fresher, more modern look. This design is expected to be rolled out to franchised units by summer.

This release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties include the effects of national and regional economic and market conditions, the eating habits of the American public, cost of labor and employee benefits, costs of marketing, intensity of competition for locations as well as customers, perception of food safety, legal claims and the availability of financing for the Company and its franchisees. Such risks are detailed from time to time in the Company's reports filed with the SEC, including the report on Form 10-KSB for the year ended December 31, 1996.

For   additional  copies  of  this  Investor  Update,  call  QUIZNO's
Corporate Communications, (303) 706-9338.